SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	November 1, 2002
Date of Earliest Event Reported	November 1, 2002

CoVest Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-20160 (Commission File Number)	36-3820609 (I.R.S. Employer Identification Number)

749 Lee Street, Des Plaines, Illinois (Address of principal executive offices)	60016 (Zip Code)

(847) 294-6500
(Registrant’s telephone number, including area code)

Item 5. Other Events.
FORWARD-LOOKING STATEMENT DISCLOSURE
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-2.1 Agreement and Plan of Reorganization
EX-99.1 Press Release dated November 1, 2002

Item 5. Other Events.

     On November 1, 2002, CoVest Bancshares, Inc. (“CoVest”), and Midwest Banc Holdings, Inc. (“Midwest”) entered into an Agreement and Plan of Reorganization, pursuant to which CoVest will be merged with and into Midwest. As a result of the merger, each issued and outstanding share of CoVest common stock (excluding treasury and certain other shares) will be converted into 0.925 of a share of Midwest common stock and $10.25 cash. In addition, cash will be paid for any fractional share of Midwest common stock to which any holder of CoVest common stock would be entitled pursuant to the merger in lieu of such fractional share. Stock options issued by CoVest will be cashed out as part of the merger. CoVest will be able to terminate the merger in the event the common stock of Midwest underperforms a peer group of bank holding companies by more than 17.5%, subject to certain provisions.

     This exchange ratio is subject to change if, prior to the effective time of the merger the outstanding shares of Midwest common stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization. In this case, an appropriate and proportionate adjustment shall be made to the exchange ratio.

     Consummation of the merger will result in the CoVest common stock ceasing to be listed on the Nasdaq and the termination of the registration of such securities pursuant to the Securities Exchange Act of 1934.

     The merger is expected to qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code and to be accounted for as a purchase. The merger is subject to approval by the shareholders of CoVest and Midwest, receipt of certain regulatory approvals and other customary conditions set forth in the Agreement and Plan of Reorganization. The Agreement and Plan of Reorganization is included herewith as Exhibit 2.1.

     Pursuant to the Agreement and Plan of Reorganization, upon consummation of the merger, the certificate of incorporation of Midwest shall be the certificate of incorporation of the surviving corporation, and the bylaws of Midwest shall be the bylaws of the surviving corporation, until each is amended in accordance with law.

     The Agreement and Plan of Reorganization may be terminated by either Midwest or CoVest if the merger has not been consummated by June 30, 2003 (or July 31, 2003 in certain circumstances), provided the party seeking to terminate the Agreement and Plan of Reorganization is not then in material breach of any representation, warranty, covenant or agreement.

     The preceding summary of certain provisions of the Agreement and Plan of Reorganization, a copy of which is filed as an exhibit hereto, is not intended to be complete and is qualified in its entirety by reference to the full text of such agreement.

FORWARD-LOOKING STATEMENT DISCLOSURE

     This document contains or may contain forward- looking statements about Midwest Banc Holdings, Inc., CoVest Bancshares, Inc. and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward- looking statements are made in connection to the financial condition, results of operations, plans, objectives, future performance and business of Midwest, CoVest and/or the combined company. These forward- looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward- looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in Illinois, the state in which Midwest and CoVest do business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Midwest and CoVest are engaged; and (6) changes in the securities markets. Further information on other factors which could effect the financial results of Midwest after the merger are included in Midwest’s and CoVest’s filings with the SEC. These documents are available free of charge at the SEC’s website at http://www.sec.gov and/or from Midwest or CoVest.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

2.1	Agreement and Plan of Reorganization, dated as of November 1, 2002 by and between Midwest Banc Holdings, Inc. and CoVest Bancshares, Inc. (omitting schedules and exhibits)

99.1	Press Release, dated November 1, 2002

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 1, 2002		COVEST BANCSHARES, INC.

	By:	/s/ James L. Roberts James L. Roberts President and Chief Executive Officer

	By:	/s/ Paul A. Larsen Paul A. Larsen Executive Vice President and Chief Financial Officer

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